EXHIBIT 23.2

BERENSON & COMPANY LLP
     CERTIFIED PUBLIC ACCOUNTANTS


                                                        135 West 50th Street
                                                        New York, NY  10020
                                                       (212) 977-6800




                          INDEPENDENT AUDITOR'S CONSENT




We consent to the use in this Registration State of IGENE Biotechnology, Inc., on Form SB-2 of our report dated March 13, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 13, 1997 relating to the financial statement schedules appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading "Expert" in such Prospectus.



                                                     /s/ Berenson & Company LLP

New York, NY
December 2, 1997